EXHIBIT 99.1

Brookline Bancorp Announces First Quarter Results

Net Income of $26.5 million, EPS of $0.34

Quarterly Dividend Increase of 4.3%

BOSTON, April 28, 2021 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $26.5 million, or $0.34 per basic and diluted share, for the first quarter of 2021, compared to net income of $26.7 million, or $0.34 per basic and diluted share, for the fourth quarter of 2020, and net loss of $(17.3) million, or $(0.22) per basic and diluted share, for the first quarter of 2020.

“Our Company’s solid performance continued in the first quarter and I am pleased to announce an increase in our dividend to $0.12 per share,” Paul Perrault, President and Chief Executive Officer of the Company continued, “We are proud of the work that our employees have done in supporting our customers and communities over the past year and we look forward to a continued strong performance for the remainder of the year.”

BALANCE SHEET

Total assets at March 31, 2021 decreased $382.6 million to $8.6 billion from $8.9 billion at December 31, 2020, and increased $98.2 million from $8.5 billion at March 31, 2020. At March 31, 2021, total loans and leases were $7.3 billion, representing a decrease of $2.0 million from December 31, 2020, and an increase of $445.0 million from March 31, 2020.

On December 27, 2020, the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (the “Economic Aid Act”) was signed into law. The Economic Aid Act created a new round of Paycheck Protection Program (“PPP”) loans administered by the Small Business Administration (“SBA”). The Company participated in the new round of PPP lending and, as of March 31, 2021, has funded 1,342 PPP loans totaling $249.5 million. The Company funded 2,922 PPP loans totaling $581.7 million in the first two rounds of PPP funding which closed on August 8, 2020, of which $355.3 million remains outstanding, net of deferred fees and costs, at March 31, 2021.

Total investment securities at March 31, 2021 decreased $15.9 million to $730.4 million from $746.3 million at December 31, 2020, and decreased $33.7 million from $764.1 million at March 31, 2020. Total cash and cash equivalents at March 31, 2021 decreased $304.0 million to $130.9 million from $434.9 million at December 31, 2020, and decreased $209.8 million from $340.8 million at March 31, 2020. As of March 31, 2021, total investment securities and total cash and cash equivalents represented 10.1 percent of total assets as compared to 13.2 percent and 13.1 percent as of December 31, 2020 and March 31, 2020, respectively.

Total deposits at March 31, 2021 decreased $43.9 million to $6.87 billion from $6.91 billion at December 31, 2020 and increased $1.0 billion from $5.9 billion at March 31, 2020.

Total borrowed funds at March 31, 2021 decreased $274.2 million to $546.0 million from $820.2 million at December 31, 2020 and decreased $745.8 million from $1.3 billion at March 31, 2020.

The ratio of stockholders’ equity to total assets was 11.04 percent at March 31, 2021, as compared to 10.53 percent at December 31, 2020, and 10.78 percent at March 31, 2020. The ratio of tangible stockholders’ equity to tangible assets (non-GAAP) was 9.31 percent at March 31, 2021, as compared to 8.86 percent at December 31, 2020, and 9.02 percent at March 31, 2020. Tangible book value per share (non-GAAP) increased $0.05 from $9.96 at December 31, 2020 to $10.01 at March 31, 2021, compared to $9.49 at March 31, 2020.

NET INTEREST INCOME

Net interest income increased $0.9 million to $69.1 million during the first quarter of 2021 from $68.2 million at the quarter ended December 31, 2020. The net interest margin increased 16 basis points to 3.39 percent for the three months ended March 31, 2021 from 3.23 percent for the three months ended December 31, 2020.

NON-INTEREST INCOME

Total non-interest income for the quarter ended March 31, 2021 increased $0.6 million to $4.8 million from $4.2 million for the quarter ended December 31, 2020. The increase was primarily driven by an increase of $0.6 million in gain on sales of loans and leases and an increase of $0.3 million in loan level derivative income, net, partially offset by a decrease of $0.3 million in other non-interest income.

PROVISION FOR CREDIT LOSSES

On January 1, 2020, the Company adopted ASU 2016-13 "Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments", commonly referred to as CECL.

The Company recorded a negative provision for credit losses of $2.1 million for the quarter ended March 31, 2021, compared to a negative provision for credit losses of $2.1 million for the quarter ended December 31, 2020.

Total net charge-offs for the first quarter of 2021 were $1.8 million compared to $4.4 million in the fourth quarter of 2020. The decrease is primarily driven by a decrease of $3.4 million in the net charge-offs of commercial real estate loans, partially offset by an increase in the net charge-offs of commercial loans and equipment financing of $0.3 million and $0.5 million, respectively. The ratio of net loan and lease charge-offs to average loans and leases on an annualized basis decreased to 10 basis points for the first quarter of 2021 from 24 basis points for the fourth quarter of 2020.

The allowance for loan and lease losses represented 1.51 percent of total loans and leases at March 31, 2021, compared to 1.57 percent at December 31, 2020, and 1.66 percent at March 31, 2020. Excluding PPP loans, the allowance for loan and lease losses represents 1.65 percent coverage at March 31, 2021 compared to 1.69 percent at December 31, 2020.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.43 percent at March 31, 2021, a decrease from 0.53 percent at December 31, 2020. Total nonaccrual loans and leases decreased $7.4 million to $31.0 million at March 31, 2021 from $38.4 million at December 31, 2020. The ratio of nonperforming assets to total assets was 0.44 percent at March 31, 2021, a decrease from 0.50 percent at December 31, 2020. Total nonperforming assets decreased $7.6 million to $37.4 million at March 31, 2021 from $45.0 million at December 31, 2020.

From March 1, 2020 through the earlier of January 1, 2022 or 60 days after the termination date of the national emergency declared by the President on March 13, 2020 concerning the COVID-19 outbreak (the “national emergency”), a financial institution may elect to suspend the requirements under accounting principles generally accepted in the U.S. for loan modifications related to the COVID-19 pandemic that would otherwise be categorized as a troubled debt restructured, including impairment accounting. This troubled debt restructuring relief applies for the term of the loan modification that occurs during the applicable period for a loan that was not more than 30 days past due as of December 31, 2019. Financial institutions are required to maintain records of the volume of loans involved in modifications to which troubled debt restructuring relief is applicable. As of March 31, 2021, approximately 88 percent of loans granted an initial loan payment deferral have returned to payment status and 341 credits totaling $126 million or 1.7 percent of total loans outstanding are operating under modified terms.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended March 31, 2021 increased $0.8 million to $40.8 million from $40.0 million for the quarter ended December 31, 2020. The increase was primarily driven by increases of $0.8 million in compensation and employee benefits expense, $0.3 million in equipment and data processing, $0.2 million in occupancy and $0.2 million in other non-interest expense, partially offset by decreases of $0.6 million in FDIC insurance expense and $0.1 million in professional services.

PROVISION FOR INCOME TAXES

The effective tax rate was 24.9 percent for the three months ended March 31, 2021 compared to 22.7 percent for the three months ended December 31, 2020 and 27.5 percent for the three months ended March 31, 2020.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets increased to 1.21 percent during the first quarter 2021 from 1.20 percent for the fourth quarter of 2020.

The annualized return on average stockholders' equity decreased to 11.18 percent during the first quarter of 2021 from 11.38 percent for the fourth quarter of 2020. The annualized return on average tangible stockholders’ equity decreased to 13.51 percent for the first quarter of 2021 from 13.79 percent for the fourth quarter of 2020.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.12 per share for the quarter ended March 31, 2021, an increase of half a cent from the prior period. The dividend will be paid on May 28, 2021 to stockholders of record on May 14, 2021, representing an increase of 4.3 percent from the prior quarter.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Daylight Time on Thursday, April 29, 2021 to discuss the results for the quarter, business highlights and outlook. A copy of the Earnings Presentation is available on the Company’s website, www.brooklinebancorp.com. To listen to the call and view the Company’s Earnings Presentation, please join the call via https://services.choruscall.com/links/brkl210429.html. To listen to the call without access to the slides, interested parties may dial 877-504-4120 (United States) or 412-902-6650 (internationally) and ask for the Brookline Bancorp, Inc. conference call. A recorded playback of the call will be available for one week following the call on the Company’s website under “Investor Relations” or by dialing 877-344-7529 (United States) or 412-317-0088 (internationally) and entering the passcode: 10154349.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $8.6 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank and Bank Rhode Island (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com and www.bankri.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that do not describe historical or current facts are forward-looking statements, including statements regard the potential effects of COVID-19 on the Company’s business, credit quality, financial condition, liquidity and results of operations. Forward-looking statements made with regard to the potential effects of COVID-19 on the Company’s business, financial condition, credit quality, liquidity and results of operation may differ, possibly materially, from what is included in this press release due to factors and future developments that are uncertain and beyond the scope of the Company’s control. These included, but are not limited to, continued deterioration in employment levels, general business and economic conditions on a national basis and in the local markets in which the Company operates; changes in consumer behavior due to changing political business and economic conditions or legislative or regulatory initiatives; the possibility that future credit losses may be higher than currently expected; reputational risk relating to the Company’s participation in the Paycheck Protection Program and other pandemic-related legislative and regulatory initiatives and programs; and turbulence in capital and debt markets. Forward-looking statements involve risks and uncertainties which are difficult to predict. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets (annualized) and return on average tangible stockholders' equity (annualized). These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

INVESTOR RELATIONS:

Contact:
Carl M. Carlson
Brookline Bancorp, Inc.
Chief Financial Officer
(617) 425-5331
ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$69,109	$68,225	$65,938	$64,288	$61,712
(Credit) provision for credit losses	(2,147)	(2,103)	4,528	5,347	54,114
Non-interest income	4,794	4,219	4,862	6,235	9,328
Non-interest expense	40,811	40,038	40,947	39,109	40,748
Income (loss) before provision for income taxes	35,239	34,509	25,325	26,067	(23,822)
Net income (loss) attributable to Brookline Bancorp, Inc.	26,454	26,663	18,679	19,571	(17,276)

Performance Ratios:
Net interest margin (1)	3.39%	3.23%	3.08%	3.09%	3.31%
Interest-rate spread (1)	3.15%	3.03%	2.85%	2.75%	2.91%
Return on average assets (annualized)	1.21%	1.20%	0.83%	0.88%	(0.87)%
Return on average tangible assets (annualized) (non-GAAP)	1.24%	1.22%	0.84%	0.90%	(0.89)%
Return on average stockholders' equity (annualized)	11.18%	11.38%	7.99%	8.45%	(7.30)%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	13.51%	13.79%	9.70%	10.28%	(8.84)%
Efficiency ratio (2)	55.22%	55.27%	57.83%	55.46%	57.36%

Per Common Share Data:
Net income (loss) — Basic	$0.34	$0.34	$0.24	$0.25	$(0.22)
Net income (loss) — Diluted	0.34	0.34	0.24	0.25	(0.22)
Cash dividends declared	0.120	0.115	0.115	0.115	0.115
Book value per share (end of period)	12.10	12.05	11.84	11.75	11.57
Tangible book value per share (end of period) (non-GAAP)	10.01	9.96	9.77	9.67	9.49
Stock price (end of period)	15.00	12.04	8.65	10.08	11.28

Balance Sheet:
Total assets	$8,559,810	$8,942,424	$9,000,192	$9,069,667	$8,461,591
Total loans and leases	7,267,552	7,269,553	7,396,358	7,407,697	6,822,527
Total deposits	6,866,786	6,910,696	6,792,523	6,440,233	5,889,938
Brookline Bancorp, Inc. stockholders’ equity	945,399	941,778	935,558	926,413	912,568

Asset Quality:
Nonperforming assets	$37,403	$44,963	$39,365	$42,754	$41,122
Nonperforming assets as a percentage of total assets	0.44%	0.50%	0.44%	0.47%	0.49%
Allowance for loan and lease losses	$109,837	$114,379	$119,971	$119,553	$113,181
Allowance for loan and lease losses as a percentage of total loans and leases	1.51%	1.57%	1.62%	1.61%	1.66%
Net loan and lease charge-offs	$1,760	$4,381	$4,963	$1,383	$2,234
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.10%	0.24%	0.27%	0.08%	0.13%

Capital Ratios:
Stockholders’ equity to total assets	11.04%	10.53%	10.39%	10.21%	10.78%
Tangible stockholders’ equity to tangible assets (non-GAAP)	9.31%	8.86%	8.73%	8.56%	9.02%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
ASSETS	(In Thousands Except Share Data)
Cash and due from banks	$41,284	$36,069	$33,818	$38,522	$86,996
Short-term investments	89,643	398,848	283,515	216,394	253,772
Total cash and cash equivalents	130,927	434,917	317,333	254,916	340,768
Investment securities available-for-sale	729,901	745,822	783,867	854,505	761,539
Investment securities held-to-maturity	-	-	-	-	-
Equity securities held-for-trading	518	526	525	1,992	2,558
Total investment securities	730,419	746,348	784,392	856,497	764,097
Loans and leases:
Commercial real estate loans	3,790,341	3,823,826	3,835,372	3,837,703	3,762,158
Commercial loans and leases	2,324,202	2,274,899	2,354,613	2,361,463	1,826,866
Consumer loans	1,153,009	1,170,828	1,206,373	1,208,531	1,233,503
Total loans and leases	7,267,552	7,269,553	7,396,358	7,407,697	6,822,527
Allowance for loan and lease losses	(109,837)	(114,379)	(119,971)	(119,553)	(113,181)
Net loans and leases	7,157,715	7,155,174	7,276,387	7,288,144	6,709,346
Restricted equity securities	40,400	49,786	61,715	71,638	68,472
Premises and equipment, net of accumulated depreciation	72,524	71,568	72,441	73,127	73,786
Right-of-use asset operating leases	23,180	24,143	23,492	24,343	24,789
Deferred tax asset	42,857	40,129	42,269	42,683	38,141
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net of accumulated amortization	2,920	3,152	3,464	3,775	4,087
Other real estate owned and repossessed assets	6,383	6,515	1,413	1,454	2,038
Other assets	192,058	250,265	256,859	292,663	275,640
Total assets	$8,559,810	$8,942,424	$9,000,192	$9,069,667	$8,461,591
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand checking accounts	$1,724,170	$1,592,205	$1,550,267	$1,603,037	$1,175,329
NOW accounts	481,988	513,948	459,902	417,622	361,854
Savings accounts	724,504	701,659	716,630	657,758	653,026
Money market accounts	2,192,468	2,018,977	1,878,258	1,809,868	1,676,092
Certificate of deposit accounts	1,273,105	1,389,998	1,492,913	1,601,768	1,669,509
Brokered deposit accounts	470,551	693,909	694,553	350,180	354,128
Total deposits	6,866,786	6,910,696	6,792,523	6,440,233	5,889,938
Borrowed funds:
Advances from the FHLBB	378,646	648,849	841,169	1,267,570	1,137,431
Subordinated debentures and notes	83,783	83,746	83,707	83,668	83,630
Other borrowed funds	83,574	87,652	80,169	55,431	70,743
Total borrowed funds	546,003	820,247	1,005,045	1,406,669	1,291,804
Operating lease liabilities	23,180	24,143	23,492	24,343	24,789
Mortgagors’ escrow accounts	6,483	5,901	6,429	6,467	7,441
Reserve for unfunded credits	13,705	13,071	13,964	14,816	17,222
Accrued expenses and other liabilities	158,254	226,588	223,181	250,726	317,829
Total liabilities	7,614,411	8,000,646	8,064,634	8,143,254	7,549,023
Stockholders' equity:
Brookline Bancorp, Inc. stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, 85,177,172 shares issued, and 85,177,172 shares issued, respectively	852	852	852	852	852
Additional paid-in capital	737,882	737,178	736,294	738,155	737,422
Retained earnings, partially restricted	282,301	264,892	247,336	237,808	227,359
Accumulated other comprehensive income	2,082	16,490	18,782	19,538	16,947
Treasury stock, at cost;
6,534,602, 6,525,783, 5,629,854, 5,859,708, and 5,862,811 shares, respectively	(77,463)	(77,343)	(67,376)	(69,572)	(69,617)
Unallocated common stock held by the Employee Stock Ownership Plan;
44,502, 51,114, 58,227, 65,334, and 72,441 shares, respectively	(255)	(291)	(330)	(368)	(395)
Total stockholders' equity	945,399	941,778	935,558	926,413	912,568
Total liabilities and stockholders' equity	$8,559,810	$8,942,424	$9,000,192	$9,069,667	$8,461,591

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$75,009	$76,583	$76,240	$77,416	$79,559
Debt securities	3,118	3,335	3,746	3,701	2,976
Marketable and restricted equity securities	301	490	672	908	778
Short-term investments	39	59	46	99	209
Total interest and dividend income	78,467	80,467	80,704	82,124	83,522
Interest expense:
Deposits	6,707	8,825	10,583	12,778	16,240
Borrowed funds	2,651	3,417	4,183	5,058	5,570
Total interest expense	9,358	12,242	14,766	17,836	21,810
Net interest income	69,109	68,225	65,938	64,288	61,712
(Credit) provision for credit losses	(2,147)	(2,103)	4,528	5,347	54,114
Net interest income after provision for credit losses	71,256	70,328	61,410	58,941	7,598
Non-interest income:
Deposit fees	2,281	2,358	2,305	1,929	2,458
Loan fees	599	588	397	513	550
Loan level derivative income, net	474	145	527	1,440	2,156
(Loss) gain on investment securities, net	(7)	-	54	586	1,330
Gain on sales of loans and leases held-for-sale	709	67	632	299	120
Other	738	1,061	947	1,468	2,714
Total non-interest income	4,794	4,219	4,862	6,235	9,328
Non-interest expense:
Compensation and employee benefits	25,821	25,054	26,092	24,619	25,219
Occupancy	4,004	3,806	3,802	3,825	3,953
Equipment and data processing	4,493	4,193	4,293	4,155	4,703
Professional services	1,226	1,338	1,112	1,056	1,651
FDIC insurance	1,044	1,630	1,363	858	378
Advertising and marketing	1,100	1,010	1,024	1,017	1,075
Amortization of identified intangible assets	232	312	312	311	336
Other	2,891	2,695	2,949	3,268	3,433
Total non-interest expense	40,811	40,038	40,947	39,109	40,748
Income (loss) before provision for income taxes	35,239	34,509	25,325	26,067	(23,822)
Provision (benefit) for income taxes	8,785	7,846	6,646	6,496	(6,546)
Net income (loss) attributable to Brookline Bancorp, Inc.	$26,454	$26,663	$18,679	$19,571	$(17,276)
Earnings per common share:
Basic	$0.34	$0.34	$0.24	$0.25	$(0.22)
Diluted	$0.34	$0.34	$0.24	$0.25	$(0.22)
Weighted average common shares outstanding during the period:
Basic	78,143,752	78,533,351	78,948,139	78,849,282	79,481,462
Diluted	78,404,063	78,680,873	79,055,901	79,015,274	79,665,774
Dividends paid per common share	$0.115	$0.115	$0.115	$0.115	$0.115

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	At and for the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$3,611	$3,300	$10,841	$10,139	$10,937
Multi-family mortgage	-	-	-	-	85
Construction	3,853	3,853	-	-	-
Total commercial real estate loans	7,464	7,153	10,841	10,139	11,022

Commercial	3,161	7,702	7,751	12,427	12,991
Equipment financing	15,772	16,757	13,372	13,100	10,356
Condominium association	106	112	117	190	203
Total commercial loans and leases	19,039	24,571	21,240	25,717	23,550

Residential mortgage	3,722	5,587	4,634	4,157	3,446
Home equity	793	1,136	1,235	1,278	1,059
Other consumer	2	1	2	9	7
Total consumer loans	4,517	6,724	5,871	5,444	4,512

Total nonaccrual loans and leases	31,020	38,448	37,952	41,300	39,084

Other real estate owned	5,328	5,415	-	-	-
Other repossessed assets	1,055	1,100	1,413	1,454	2,038
Total nonperforming assets	$37,403	$44,963	$39,365	$42,754	$41,122

Loans and leases past due greater than 90 days and still accruing	$1,179	$11,975	$1,180	$1,974	$1,045

Troubled debt restructurings on accrual	16,770	11,483	11,309	10,172	16,480
Troubled debt restructurings on nonaccrual	6,293	7,476	5,742	5,972	5,819
Total troubled debt restructurings	$23,063	$18,959	$17,051	$16,144	$22,299

Nonperforming loans and leases as a percentage of total loans and leases	0.43%	0.53%	0.51%	0.56%	0.57%
Nonperforming assets as a percentage of total assets	0.44%	0.50%	0.44%	0.47%	0.49%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$114,379	$119,971	$119,553	$113,181	$61,082
CECL adjustment to retained earnings	-	-	-	-	6,632
Charge-offs	(2,143)	(4,810)	(5,511)	(1,803)	(2,539)
Recoveries	383	429	548	420	305
Net charge-offs	(1,760)	(4,381)	(4,963)	(1,383)	(2,234)
Provision for loan and lease losses excluding unfunded commitments *	(2,782)	(1,211)	5,381	7,755	47,701
Allowance for loan and lease losses at end of period	$109,837	$114,379	$119,971	$119,553	$113,181

Allowance for loan and lease losses as a percentage of total loans and leases	1.51%	1.57%	1.62%	1.61%	1.66%

NET CHARGE-OFFS:
Commercial real estate loans	$-	$3,444	$70	$(94)	$-
Commercial loans and leases	1,809	1,011	4,917	1,498	2,280
Consumer loans	(49)	(74)	(24)	(21)	(46)
Total net charge-offs	$1,760	$4,381	$4,963	$1,383	$2,234

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.10%	0.24%	0.27%	0.08%	0.13%

*Provision for loan and lease losses does not include provision (credit) of $0.6 million, $(0.9) million, $(0.9) million, $2.4 million and $6.4 million for credit losses on unfunded commitments during the three months ended March 31, 2021, December 31, 2020, September 30, 2020, June 30, 2020 and March 31, 2020, respectively.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	March 31, 2021			December 31, 2020			March 31, 2020
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$754,699	$3,118	1.65%	$770,414	$3,334	1.73%	$605,885	$3,024	2.00%
Marketable and restricted equity securities (2)	45,673	301	2.64%	51,469	491	3.81%	58,881	786	5.33%
Short-term investments	191,751	39	0.08%	223,665	59	0.10%	84,309	209	0.99%
Total investments	992,123	3,458	1.39%	1,045,548	3,884	1.49%	749,075	4,019	2.15%
Loans and Leases:
Commercial real estate loans (3)	3,785,897	34,245	3.62%	3,833,172	35,526	3.63%	3,697,011	40,468	4.33%
Commercial loans (3)	1,249,824	12,746	4.08%	1,260,883	11,936	3.71%	783,309	8,328	4.21%
Equipment financing (3)	1,079,039	18,043	6.69%	1,086,855	18,626	6.86%	1,052,846	18,946	7.20%
Residential mortgage loans (3)	780,785	7,232	3.71%	803,884	7,530	3.75%	810,583	7,934	3.92%
Other consumer loans (3)	375,590	2,795	3.02%	385,818	3,020	3.10%	417,815	3,955	3.79%
Total loans and leases	7,271,135	75,061	4.13%	7,370,612	76,638	4.16%	6,761,564	79,631	4.71%
Total interest-earning assets	8,263,258	78,519	3.80%	8,416,160	80,522	3.83%	7,510,639	83,650	4.46%
Non-interest-earning assets	450,900			458,307			455,187
Total assets	$8,714,158			$8,874,467			$7,965,826

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$477,893	130	0.11%	$451,014	126	0.11%	$359,641	116	0.13%
Savings accounts	712,728	235	0.13%	701,378	245	0.14%	626,945	643	0.41%
Money market accounts	2,084,503	1,486	0.29%	1,947,686	1,546	0.32%	1,678,649	4,241	1.02%
Certificates of deposit	1,328,112	4,154	1.27%	1,452,867	5,718	1.57%	1,682,900	9,251	2.21%
Brokered deposit accounts	610,824	702	0.47%	746,281	1,190	0.63%	358,003	1,989	2.23%
Total interest-bearing deposits	5,214,060	6,707	0.52%	5,299,226	8,825	0.66%	4,706,138	16,240	1.39%
Borrowings
Advances from the FHLBB	488,537	1,370	1.12%	619,844	2,118	1.34%	772,462	4,097	2.10%
Subordinated debentures and notes	83,764	1,242	5.93%	83,725	1,245	5.95%	83,609	1,284	6.14%
Other borrowed funds	92,391	39	0.17%	81,320	54	0.26%	91,052	189	0.84%
Total borrowings	664,692	2,651	1.60%	784,889	3,417	1.70%	947,123	5,570	2.33%
Total interest-bearing liabilities	5,878,752	9,358	0.65%	6,084,115	12,242	0.80%	5,653,261	21,810	1.55%
Non-interest-bearing liabilities:
Demand checking accounts	1,643,373			1,587,618			1,134,314
Other non-interest-bearing liabilities	245,551			265,440			232,113
Total liabilities	7,767,676			7,937,173			7,019,688
Stockholders’ equity	946,482			937,294			946,138
Total liabilities and equity	$8,714,158			$8,874,467			$7,965,826
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		69,161	3.15%		68,280	3.03%		61,840	2.91%
Less adjustment of tax-exempt income		52			55			128
Net interest income		$69,109			$68,225			$61,712
Net interest margin (5)			3.39%			3.23%			3.31%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)
				At and for the Three Months Ended March 31,
				2021	2020
Reconciliation Table - Non-GAAP Financial Information				(Dollars in Thousands Except Share Data)

Net income attributable to Brookline Bancorp, Inc.				$26,454	$(17,276)
Less:
Security gains (losses) (after-tax)				(5)	964
Operating earnings				$26,459	$(18,240)

Operating earnings per common share:
Basic				$0.34	$(0.23)
Diluted				0.34	(0.23)

Weighted average common shares outstanding during the period:
Basic				78,143,752	79,481,462
Diluted				78,404,063	79,665,774

Return on average assets *				1.21%	(0.87)%
Less:
Security gains (losses) (after-tax) *				-%	0.05%
Operating return on average assets *				1.21%	(0.92)%

Return on average tangible assets *				1.24%	(0.89)%
Less:
Security gains (losses) (after-tax) *				-%	0.05%
Operating return on average tangible assets *				1.24%	(0.94)%

Return on average stockholders' equity *				11.18%	(7.30)%
Less:
Security gains (losses) (after-tax) *				-%	0.41%
Operating return on average stockholders' equity *				11.18%	(7.71)%

Return on average tangible stockholders' equity *				13.51%	(8.84)%
Less:
Security gains (losses) (after-tax) *				-%	0.49%
Operating return on average tangible stockholders' equity *				13.51%	(9.33)%

* Ratios at and for the three months ended are annualized.

	At and for the Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(Dollars in Thousands)

Net income (loss), as reported	$26,454	$26,663	$18,679	$19,571	$(17,276)

Average total assets	$8,714,158	$8,874,467	$9,018,672	$8,869,540	$7,965,826
Less: Average goodwill and average identified intangible assets, net	163,457	163,758	164,072	164,385	164,701
Average tangible assets	$8,550,701	$8,710,709	$8,854,600	$8,705,155	$7,801,125

Return on average tangible assets (annualized)	1.24%	1.22%	0.84%	0.90%	(0.89)%

Average total stockholders’ equity	$946,482	$937,294	$934,632	$926,239	$946,138
Less: Average goodwill and average identified intangible assets, net	163,457	163,758	164,072	164,385	164,701
Average tangible stockholders’ equity	$783,025	$773,536	$770,560	$761,854	$781,437

Return on average tangible stockholders’ equity (annualized)	13.51%	13.79%	9.70%	10.28%	(8.84)%

Brookline Bancorp, Inc. stockholders’ equity	$945,399	$941,778	$935,558	$926,413	$912,568
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	2,920	3,152	3,464	3,775	4,087
Tangible stockholders' equity	$782,052	$778,199	$771,667	$762,211	$748,054

Total assets	$8,559,810	$8,942,424	$9,000,192	$9,069,667	$8,461,591
Less:
Goodwill	160,427	160,427	160,427	160,427	160,427
Identified intangible assets, net	2,920	3,152	3,464	3,775	4,087
Tangible assets	$8,396,463	$8,778,845	$8,836,301	$8,905,465	$8,297,077

Tangible stockholders’ equity to tangible assets	9.31%	8.86%	8.73%	8.56%	9.02%

Tangible stockholders' equity	$782,052	$778,199	$771,667	$762,211	$748,054

Number of common shares issued	85,177,172	85,177,172	85,177,172	85,177,172	85,177,172
Less:
Treasury shares	6,534,602	6,525,783	5,629,854	5,859,708	5,862,811
Unallocated ESOP shares	44,502	51,114	58,227	65,334	72,441
Unvested restricted shares	449,981	458,800	487,318	398,188	395,085
Number of common shares outstanding	78,148,087	78,141,475	79,001,773	78,853,942	78,846,835

Tangible book value per common share	$10.01	$9.96	$9.77	$9.67	$9.49

Allowance for loan and lease losses	$109,837	$114,379	$119,971	$119,553	$113,181

Total loans and leases	$7,267,552	$7,269,553	$7,396,358	$7,407,697	$6,822,527
Less:
Total PPP loans	604,790	489,216	568,383	565,768	-
Total loans and leases excluding PPP loans	$6,662,762	$6,780,337	$6,827,975	$6,841,929	$6,822,527

Allowance for loan and lease losses as a percentage of total loans and leases less PPP loans	1.65%	1.69%	1.76%	1.75%	1.66%